                             FORM 8-K

                          CURRENT REPORT

              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934



                          Date of Report
                 (Date of earliest event reported)
                         January 21, 1998



                       US Airways Group, Inc.
                 (Commission file number: 1-8444)

                               and

                          US Airways, Inc.
                 (Commission file number: 1-8442)

   (Exact names of registrants as specified in their charters)



        Delaware               US Airways Group, Inc. 54-1194634
(State of incorporation        US Airways, Inc.       53-0218143
  of both registrants)       (I.R.S. Employer Identification Nos.)



                       US Airways Group, Inc.
              2345 Crystal Drive, Arlington, VA 22227
             (Address of principal executive offices)
                          (703) 872-5306
       (Registrant's telephone number, including area code)



                          US Airways, Inc.
              2345 Crystal Drive, Arlington, VA 22227
             (Address of principal executive offices)
                          (703) 872-7000
       (Registrant's telephone number, including area code)

Item 5. Other Events

     On January 21, 1998, US Airways Group, Inc. (US Airways Group or the "Company") and US Airways, Inc. (US Airways) issued a news release disclosing the results of operations for both companies for the three months and year ended December 31, 1997, and select operating and financial statistics for US Airways for both periods (see Exhibit 99 to this report). This news release also included the announcement that the Company's board of directors had authorized a common stock repurchase program which allows the Company to repurchase up to 2.3 million shares of its common stock from time-to-time in open market or privately negotiated transactions. This program was authorized in conjunction with US Airways' agreement to provide up to 2.3 million stock options to its pilots in 1998.

     Rakesh Gangwal, President and Chief Operating Officer of both the Company and US Airways, Lawrence M. Nagin, Executive Vice President of Corporate Affairs and General Counsel for both companies, Robert L. Fornaro, Senior Vice President of Planning for US Airways, N. Bruce Ashby, Vice President of Financial Analysis and Planning for US Airways and Thomas A. Fink, acting Chief Financial Officer and Treasurer of both companies, spoke with industry analysts on a conference call following the news release.

     Mr. Gangwal stated that US Airways' capacity (as measured by available seat miles or ASMs) is expected to decrease approximately 2.4% and that its unit costs (operating expenses per ASM) are expected to increase approximately 2% for 1998 as compared to 1997. On a quarter-over-quarter basis, beginning with the first quarter of 1998 as compared to the first quarter of 1997, ASMs are expected to decrease approximately 5.0%, decrease approximately 3.9%, decrease approximately 3.3% and increase approximately 3.0%, respectively. Mr. Gangwal noted that the unit cost estimate includes aviation fuel expenses at an average price of 62.50 cents per gallon (includes fuel taxes) and excludes one-time and unusual items as identified in the Company's quarterly news releases. Mr. Gangwal briefly discussed the tax benefits the Company recognized during fourth quarter 1997 (as identified in the new release which is included as Exhibit 99 to this report), adding that the Company's effective tax rate for financial reporting purposes would increase to approximately 38% for 1998 from a theoretical rate of 17% for 1997 if the tax benefits were not recognized. The actual rate at which the Company expects to pay income taxes for 1998 was estimated at 20% - 25%.

     Mr. Gangwal also advised the analysts that the Company's current forecast for full-year 1998 includes operating income higher than the Company's operating income for full-year 1997. In addition, US Airways capital expenditures for 1998 are currently expected to include approximately $280 million related to the purchase of new aircraft and approximately $130 million to purchase non-aircraft assets. Mr. Gangwal added that the Company hopes to make a decision related to the purchase of wide-body aircraft by February 15, 1998 (the Company's estimate of capital expenditures for 1998 does not include amounts related to a potential wide-body aircraft purchase agreement).

     Certain of the information discussed on the conference call, including certain of the information set forth above, should be considered "forward-looking information" which is subject to a number of risks and uncertainties. The preparation of forward-looking information requires the use of estimates of future revenues, expenses, activity levels and economic and market conditions, many of which are outside of the Company's control. Among the specific factors that could cause actual results to differ materially from those set forth in the forward-looking information are the following: economic conditions, labor costs, aviation fuel costs, competitive pressures on pricing particularly from lower-cost competitors, weather conditions, government legislation, consumer perceptions of the Company's product, demand for air transportation in the markets in which the Company operates and the risks listed from time to time in the Company's reports to the United States Securities and Exchange Commission. Other factors and assumptions not identified above were also involved in the preparation of this forward-looking information, and the failure of such other factors and assumptions to be realized may also cause actual results to differ materially from those discussed. The Company assumes no obligation to update such estimates to reflect actual results, changes in assumptions or changes in other factors affecting such estimates.


Item 7.   Financial Statements and Exhibits

(c)  Exhibits


Designation                      Description
-----------                      -----------
    99 News release dated January 21, 1998 of US Airways Group, Inc. and US Airways, Inc., with consolidated statements of operations for both companies for the three months and year ended December 31, 1997, and select operating and financial statistics for US Airways, Inc.






              (this space intentionally left blank)

                            SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.



                             US Airways Group, Inc. (REGISTRANT)

Date: January 21, 1998    By: /s/ James A. Hultquist
                             ---------------------------------
                             James A. Hultquist
                             Controller (Chief Accounting Officer)



                             US Airways, Inc. (REGISTRANT)

Date: January 21, 1998    By: /s/ James A. Hultquist
                             ---------------------------------
                             James A. Hultquist
                             Controller (Chief Accounting Officer)















              (this space intentionally left blank)

Exhibit 99

          US AIRWAYS REPORTS RECORD 1997 PRE-TAX PROFIT
      OF $672 MILLION, ANNOUNCES 2.3 MILLION SHARE BUY-BACK

     ARLINGTON, Va. January 21, 1998 -- US Airways Group, Inc.
reported a record pre-tax profit today of $672.0 million for 1997 on revenues of $8.51 billion, as compared to a 1996 pre-tax profit of $275.5 million on revenues of $8.14 billion.

     US Airways Group also said its board of directors has authorized a repurchase program covering 2.3 million common shares, to be effected from time to time in the open market or privately negotiated transactions. The program was authorized in connection with the agreement with the Air Line Pilots Association to provide options on 2.3 million common shares in 1998 to its members.

     Including a one-time credit for tax benefits of $466.9 million, the net profit for the year was $1.02 billion. On a per-share basis, the profit for the year was $9.87 (diluted). Excluding $125 million in one-time fourth quarter operating charges and excluding a net $53 million in gains from one-time items in previous quarters, as well as the tax credit, the profit per share for 1997 would have been $6.18 (diluted).

     The one-time credit recognizes $466.9 million in tax benefits the company expects to realize in the future. Under accounting procedures, these benefits must be reflected in financial reports at the point the company believes it is more likely than not to be able to use those benefits in the future. US Airways believes it is now at that point.

     For the fourth quarter of 1997, after one-time expenses of $125 million, the pre-tax profit was $42.9 million on revenues of $2.08 billion, as compared to a pre-tax profit of $20.7 million in the fourth quarter of 1996 on revenues of $2.05 billion. The one-time expense items include $115 million for an early retirement program for pilots and $10 million relating to a write-down of facilities leases. Excluding these items, the pre-tax profit would have been $167.9 million.

                              -more-

US Airways Reports Record 1997 Pre-Tax Profit
January 21, 1998
Page Two

     On a per share basis, the profit for the quarter including one-time expense and credit items, was $4.66 (diluted) as compared to $0.08 in the fourth quarter of 1996. Excluding these one time items, the profit per share was $1.34. Including the one-time credit relating to taxes and the one-time expenses, the net profit for the quarter was $479.4 million.

     "US Airways' results for 1997 confirm both its underlying strength and its potential. Even excluding the one-time items, there now is clear evidence that a group of committed employees, operating a strong system, can produce outstanding results," said US Airways Chairman Stephen M. Wolf. "In terms of strategic positioning, 1998 will be the most important year in the history of the company, a year during which a comprehensive, fundamental platform for growth and market position will be established."

     "By the end of this year, we will be flying both our low-cost competitive response on the East Coast and new routes to Europe, expanding the US Airways Shuttle, accepting our first Airbus aircraft, using regional jets in our US Airways Express operations and integrating SABRE Group technologies. The opportunities, and the challenges, are significant," Wolf concluded.

                 SUMMARY OF FULL YEAR 1997 RESULTS

     Operating revenues for the year were $8.51 billion, an increase of $371.4 million over 1996. Operating expenses were $7.93 billion, an increase of $224.6 million over 1996. Operating profit for the year was $584.3 million, an increase of $146.8 million over 1996. Pre-tax earnings of $672.0 million were $396.6 million higher than 1996. Net earnings for 1997 totaled $1.02 billion, an increase of $761.3 million over 1996, including a one-time benefit of $466.9 million related to income taxes.

     Earnings per common share were $9.87 (diluted), based on
103.2 million shares, an increase of $7.52 over the 1996 figure of $2.35, based on 94.8 million shares.

                            -more-

US Airways Reports Record 1997 Pre-Tax Profit
January 21, 1998
Page Three

     The net income and per-share figures reflect a one-time benefit of $466.9 million that recognizes tax benefits the company expects to realize in the future. Under accounting procedures, these benefits must be reflected at the point the company believes it is more likely than not to utilize those benefits going forward. Excluding the one-time items from the fourth quarter and a net $53 million gain from one-time items in previous quarters, the net profit for the year would have been $637.3 million and the profit per common share would have been $6.18 (diluted).

     US Airways flew 41.6 billion revenue passenger miles and
58.3 billion available seat miles in 1997, an increase of 6.8 percent in RPMs and 2.5 percent in ASMs over 1996. The average load factor for the year was 71.3 percent, up 2.8 percentage points, while the break-even load factor for the year was 66.4 percent. The average passenger journey increased 3.1 percent to 709 miles. US Airways mainline services carried 58.7 million passengers last year, an increase of 3.6 percent over 1996.

               SUMMARY OF FOURTH QUARTER 1997 RESULTS

     Operating revenues for the fourth quarter of 1997 were $2.08 billion, an increase of $33.0 million over the comparable 1996 figure. Operating expenses for the quarter were $2.02 billion, up $12.5 million from the comparable figure in 1996, including one-time expense items of $125 million. There was a one-time expense item in 1996 of $39.2 million relating to profit sharing. Operating profit for the quarter was $69.9 million, an increase of $20.5 million over 1996. The net profit for the quarter was $479.4 million, an increase of $452.3 million over 1996, including the one-time credit of $466.9 million for taxes.

     Excluding the one-time expense items of $125 million and the one-time credit of $466.9 million for taxes, net profit for the quarter would have been $137.5 million.

     Earnings per common share for the fourth quarter were $4.66
(diluted), based on 103 million shares, an increase of $4.58 over 1996, based on 65.4 million shares. Excluding one-time items, earnings per common share would have been $1.34 (diluted).

                            -more-

US Airways Reports Record 1997 Pre-Tax Profit
January 21, 1998
Page Four

     US Airways flew 9.79 billion revenue passenger miles and
14.0 billion available seat miles in the fourth quarter of 1997, a decrease of 2.0 percent in RPMs and 4.2 percent in ASMs over comparable figures for 1996. The average load factor for the quarter was 69.7 percent, up 1.6 percentage points over 1996, while the break-even load factor was 65.3 percent. The average passenger journey decreased 0.4 percent to 690 miles. US Airways mainline carried 14.2 million passengers for the quarter, down
1.6 percent from 1996.

NUMBER:  3355

                     US Airways Group, Inc.          NEWS RELEASE
             CONSOLIDATED STATEMENTS OF OPERATIONS

                          (unaudited)
       (in thousands, except per share amounts and notes)

                                 Three Months Ended December 31,
                                1997       1996(Note)   % Change
                              ---------   -----------   --------
Operating Revenues
 Passenger transportation    $1,885,564    $1,850,386        1.9
 Cargo and freight               46,246        44,760        3.3
 Other                          153,154       156,791       (2.3)
                              ---------     ---------
  Total Operating Revenues    2,084,964     2,051,937        1.6

Operating Expenses
 Personnel costs                757,435       804,392       (5.8)
 Early retirement program       115,000            --         --
 Profit sharing                      --        39,245         --
 Aviation fuel                  187,714       236,612      (20.7)
 Commissions                    134,068       146,001       (8.2)
 Aircraft rent                  115,328       115,232        0.1
 Other rent and landing fees    104,522       100,736        3.8
 Aircraft maintenance           122,809       107,094       14.7
 Depreciation and amortization   73,710        77,971       (5.5)
 Other, net                     404,444       375,244        7.8
                              ---------     ---------
  Total Operating Expenses    2,015,030     2,002,527        0.6
                              ---------     ---------
  Operating Income               69,934        49,410       41.5

Other Income (Expense)
 Interest income                 32,833        23,410       40.3
 Interest expense               (63,413)      (65,713)      (3.5)
 Interest capitalized             3,823         2,696       41.8
 Equity in earnings of
  affiliates                        191         5,500      (96.5)
 Other, net                        (424)        5,383         --
                              ---------     ---------
  Other Income (Expense), Net   (26,990)      (28,724)      (6.0)
                              ---------     ---------
Income Before Taxes              42,944        20,686         --

 Provision (Credit) for
  Income Taxes                 (436,481)       (6,467)        --
                              ---------     ---------
Net Income                      479,425        27,153         --

 Preferred Dividend Requirement  (8,279)      (21,641)     (61.7)

                              ---------     ---------
Net Income Applicable to
 Common Stockholders         $  471,146    $    5,512         --
                              =========     =========
Income per Common Share
 Basic                       $     5.16    $     0.09         --
 Diluted                     $     4.66    $     0.08         --

Shares Used for Computation (000)
 Basic                           91,356        64,242
 Diluted                        102,979        65,410

Note: Certain 1996 amounts have been reclassified to conform with 1997 classifications.


                     US Airways Group, Inc.          NEWS RELEASE
             CONSOLIDATED STATEMENTS OF OPERATIONS

                          (unaudited)
       (in thousands, except per share amounts and notes)

                                Twelve Months Ended December 31,
                                1997      1996(Note 1)  % Change
                              ---------   -----------   --------
Operating Revenues
 Passenger transportation    $7,711,501    $7,370,888        4.6
 Cargo and freight              181,484       162,704       11.5
 Other                          620,839       608,821        2.0
                              ---------     ---------
  Total Operating Revenues    8,513,824     8,142,413        4.6

Operating Expenses
 Personnel costs              3,063,782     3,073,860       (0.3)
 Early retirement program       115,000            --         --
 Profit sharing                      --       121,603         --
 Aviation fuel                  804,768       824,745       (2.4)
 Commissions                    594,914       586,226        1.5
 Aircraft rent                  474,760       436,873        8.7
 Other rent and landing fees    420,427       412,275        2.0
 Aircraft maintenance           451,311       372,997       21.0
 Depreciation and amortization  400,506       316,043       26.7
 Other, net                   1,604,087     1,560,298        2.8
                              ---------     ---------
  Total Operating Expenses    7,929,555     7,704,920        2.9
                              ---------     ---------
  Operating Income              584,269       437,493       33.5

Other Income (Expense)
 Interest income                108,074        74,819       44.4
 Interest expense              (256,055)     (267,122)      (4.1)
 Interest capitalized            12,648         8,398       50.6
 Equity in earnings of
  affiliates                     30,614        36,602      (16.4)
 Gains on sales of interests
  in affiliates                 179,625            --         --
 Other, net                      12,861       (14,708)        --
                              ---------     ---------
  Other Income (Expense), Net    87,767      (162,011)        --
                              ---------     ---------
Income Before Taxes             672,036       275,482         --

 Provision (Credit) for
  Income Taxes                 (352,663)       12,109         --
                              ---------     ---------
Net Income                    1,024,699       263,373         --

 Preferred Dividend Requirement (63,262)      (88,775)     (28.7)
                              ---------     ---------
Net Income Applicable to
 Common Stockholders         $  961,437    $  174,598         --
                              =========     =========
Income per Common Share
 Basic                       $    12.32    $     2.73         --
 Diluted                     $     9.87    $     2.35         --

Shares Used for Computation (000)
 Basic (Note 2)                  78,054        64,021
 Diluted                        103,180        94,834

Note 1. Certain 1996 amounts have been reclassified to conform with 1997 classifications.
Note 2. During the third quarter of 1997, most of the Series B Preferred Stock was converted into 10.6 million shares of Common Stock. During the second quarter of 1997, most of the Series F Preferred Stock was converted into
         14.5 million shares of Common Stock. On a weighted average basis, these transactions had the effect of increasing Common Shares outstanding by approximately
         12.6 million shares for full-year 1997.


                       US Airways, Inc.              NEWS RELEASE
     (A Wholly-Owned Subsidiary of US Airways Group, Inc.)
             CONSOLIDATED STATEMENTS OF OPERATIONS

                         (unaudited)
                   (dollars in thousands)

                                 Three Months Ended December 31,
                                1997        1996(Note)  % Change
                              ---------     ---------   --------
Operating Revenues
 Passenger transportation    $1,734,664    $1,706,245        1.7
 US Airways Express
  transportation revenues       152,052       145,118        4.8

 Cargo and freight               45,278        43,833        3.3
 Other                          155,361       151,592        2.5
                              ---------     ---------
  Total Operating Revenues    2,087,355     2,046,788        2.0

Operating Expenses
 Personnel costs                714,316       764,123       (6.5)
 Early retirement program       115,000            --         --
 Profit sharing                      --        39,245         --
 Aviation fuel                  177,168       223,560      (20.8)
 Commissions                    124,691       136,194       (8.4)
 Aircraft rent                  100,544       101,381       (0.8)
 Other rent and landing fees     99,988        96,014        4.1
 Aircraft maintenance           107,708        89,191       20.8
 Depreciation and amortization   69,805        74,100       (5.8)
 US Airways Express capacity
  purchases                     120,927        93,042       30.0
 Other, net                     389,188       355,694        9.4
                              ---------     ---------
  Total Operating Expenses    2,019,335     1,972,544        2.4
                              ---------     ---------
  Operating Income               68,020        74,244       (8.4)

Other Income (Expense)
 Interest income                 35,017        24,383       43.6
 Interest expense               (63,392)      (70,613)     (10.2)
 Interest capitalized             2,757         2,696        2.3
 Equity in earnings of
  affiliates                        191         5,500      (96.5)
 Other, net                        (419)        5,708         --
                              ---------     ---------
  Other Income (Expense), Net   (25,846)      (32,326)     (20.0)
                              ---------     ---------
Income Before Taxes              42,174        41,918        0.6

 Provision (Credit) for
  Income Taxes                 (477,664)       (7,629)        --
                              ---------     ---------
Net Income                   $  519,838    $   49,547         --
                              =========     =========

Note: Certain 1996 amounts have been reclassified to conform with 1997 classifications.


                       US Airways, Inc.              NEWS RELEASE
     (A Wholly-Owned Subsidiary of US Airways Group, Inc.)
             CONSOLIDATED STATEMENTS OF OPERATIONS

                         (unaudited)
                   (dollars in thousands)

                                Twelve Months Ended December 31,

                                1997        1996(Note)  % Change
                              ---------     ---------   --------
Operating Revenues
 Passenger transportation    $7,112,029    $6,799,420        4.6
 US Airways Express
  transportation revenues       604,505       145,118         --
 Cargo and freight              177,404       158,899       11.6
 Other                          607,547       600,620        1.2
                              ---------     ---------
  Total Operating Revenues    8,501,485     7,704,057       10.4

Operating Expenses
 Personnel costs              2,897,175     2,919,079       (0.8)
 Early retirement program       115,000            --         --
 Profit Sharing                      --       121,603         --
 Aviation fuel                  761,020       780,597       (2.5)
 Commissions                    554,018       547,048        1.3
 Aircraft rent                  415,728       387,312        7.3
 Other rent and landing fees    401,830       394,431        1.9
 Aircraft maintenance           387,323       311,901       24.2
 Depreciation and amortization  384,943       300,608       28.1
 US Airways Express capacity
  purchases                     485,873        93,042         --
 Other, net                   1,512,425     1,479,768        2.2
                              ---------     ---------
  Total Operating Expenses    7,915,335     7,335,389        7.9
                              ---------     ---------
  Operating Income              586,150       368,668       59.0

Other Income (Expense)
 Interest income                112,270        75,905       47.9
 Interest expense              (260,029)     (283,936)      (8.4)
 Interest capitalized            11,582         8,398       37.9
 Equity in earnings of
  affiliates                     30,614        36,602      (16.4)
 Gains on sales of interests
  in affiliates                 179,625            --         --
 Other, net                      13,017       (14,594)        --
                              ---------     ---------
  Other Income (Expense), Net    87,079      (177,625)        --
                              ---------     ---------
Income Before Taxes             673,229       191,043         --

 Provision (Credit) for
  Income Taxes                 (378,930)        7,811         --
                              ---------     ---------
Net Income                   $1,052,159    $  183,232         --
                              =========     =========

Note: Certain 1996 amounts have been reclassified to conform with 1997 classifications.

                       US Airways, Inc.              NEWS RELEASE
     (A Wholly-Owned Subsidiary of US Airways Group, Inc.)
       SELECT AIRLINE OPERATING AND FINANCIAL STATISTICS

                         (unaudited)

                                  Three Months Ended December 31,
                                    1997       1996    % Change
                                  -------    -------   --------
Revenue passengers (thousands)*    14,178     14,412    (1.6)
Total revenue passenger miles
 (millions)                         9,818     10,033    (2.1)
Revenue passenger miles
 (millions)*                        9,786      9,989    (2.0)
Total available seat miles
 (millions)                        14,082     14,717    (4.3)
Available seat miles(millions)*    14,040     14,660    (4.2)
Passenger load factor*               69.7%      68.1%    1.6 pts.
Break-even load factor (Note 1)      65.3%      68.7%   (3.4)pts.
Yield*                              17.73c     17.08c    3.8
Passenger revenue per available
 seat mile*                         12.36c     11.64c    6.2
Revenue per available seat mile
 (Note 1)                           13.74c     12.92c    6.3
Cost per available seat mile
 (Note 1)                           12.66c     12.77c   (0.9)
Average passenger journey (miles)*    690        693    (0.4)
Average stage length (miles)*         588        580     1.4
Revenue aircraft miles (millions)*    105        109    (3.7)
Cost of aviation fuel per gallon
 (Note 2)                           65.32c     78.90c  (17.2)
Cost of aviation fuel per gallon
 (excluding fuel taxes)             59.08c     72.28c  (18.3)
Gallons of aviation fuel consumed
 (millions)                           272        283    (3.9)
Number of aircraft in operating
 fleet at period-end                  376        390    (3.6)
Full-time equivalent employees at
 period-end                        38,533     40,160    (4.1)

* Scheduled service only (excludes charter service).
c cents

Note 1. Financial statistics exclude the effects of a nonrecurring item and the revenues and expenses associated with the US Airways Express capacity purchase program. Nonrecurring expenses of $115.0 million have been excluded from the financial results for fourth quarter 1997 for purposes of calculating financial statistics.
Note 2. Results for periods in 1996 have been restated to include fuel taxes (which were previously recognized as an element of the operating expense Other, net).

                       US Airways, Inc.              NEWS RELEASE
     (A Wholly-Owned Subsidiary of US Airways Group, Inc.)
   SELECT AIRLINE OPERATING AND FINANCIAL STATISTICS (Note 1)

                         (unaudited)

                                 Twelve Months Ended December 31,
                                    1997       1996    % Change
                                  -------    -------   --------
Revenue passengers (thousands)*    58,659     56,640     3.6
Total revenue passenger miles
 (millions)                        41,749     39,220     6.4
Revenue passenger miles
 (millions)*                       41,579     38,943     6.8
Total available seat miles
 (millions)                        58,500     57,208     2.3
Available seat miles(millions)*    58,294     56,885     2.5
Passenger load factor*               71.3%      68.5%    2.8 pts.
Break-even load factor (Note 2)      66.4%      67.9%   (1.5)pts.
Yield*                              17.10c     17.46c   (2.1)
Passenger revenue per available
 seat mile*                         12.20c     11.95c    2.1
Revenue per available seat mile
 (Note 2)                           13.50c     13.19c    2.4
Cost per available seat mile
 (Note 2)                           12.33c     12.69c   (2.8)
Average passenger journey (miles)*    709        688     3.1
Average stage length (miles)*         591        578     2.2
Revenue aircraft miles (millions)*    435        426     2.1
Cost of aviation fuel per gallon
 (Note 3)                           67.47c     70.51c   (4.3)
Cost of aviation fuel per gallon
 (excluding fuel taxes)             61.26c     64.09c   (4.4)
Gallons of aviation fuel consumed
 (millions)                         1,129      1,107     2.0
Number of aircraft in operating
 fleet at period-end                  376        390    (3.6)
Full-time equivalent employees at
 period-end                        38,533     40,160    (4.1)

* Scheduled service only (excludes charter service).
c cents

Note 1. Operating statistics exclude flights operated by US Airways, Inc. under a wet lease arrangement with British Airways Plc. (the "wet lease arrangement," which ended May 31, 1996).
Note 2. Financial statistics exclude the effects of nonrecurring items and the revenues and expenses associated with the US Airways Express capacity purchase program and the wet lease arrangement. Net nonrecurring expenses of $214.1 million and nonrecurring expense credits of $29.5 million have been excluded from the financial results for full-year 1997 and full-year 1996, respectively, for purposes of calculating financial statistics. Revenues of $12.6 million and expenses of $12.6 million associated with the wet lease arrangement have also been excluded from the financial results for full-year 1996 for purposes of calculating financial statistics. In addition, the calculation of Break-even load factor excludes Gains on sales of interests in affiliates.
Note 3. Results for periods in 1996 have been restated to include fuel taxes (which were previously recognized as an element of the operating expense Other, net).